Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Second Quarter Earnings

-	Average AUM for quarter was $40.6 billion vs. $41.8 billion in 2017 quarter
-	Second Quarter Net Income of $31.6 million +38.0% from Year Ago Quarter
-	25.5% Effective Tax Rate in 2018 second quarter vs. 38.9% in comparable 2017 quarter
-	Fully Diluted EPS for quarter was $1.10 versus $0.76 a year ago

Rye, New York, August 7, 2018 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported second quarter 2018 revenues of $87.2 million, net income of $31.6 million, and earnings of $1.10 per diluted share.  This compares to second quarter 2017 revenues of $87.6 million, net income of $22.9 million, and earnings of $0.76 per diluted share.

In July 2018, Standard and Poor’s reaffirmed their investment grade rating on our company which they initially provided in December 2017 with a stable outlook reflecting our financial condition.

Average AUM was $40.6 billion for the second quarter of 2018 versus $41.8 billion for the second quarter of 2017 and $42.5 billion for the first quarter of 2018.

Our second quarter 2018 ending AUM was $40.7 billion as compared to $41.7 billion at June 30, 2017 and $40.9 billion at March 31, 2018.  Market appreciation was $0.9 billion, outflows were $0.9 billion and distributions, net of reinvestments, were $0.2 billion.

Revenues

-	Total revenues for the second quarter of 2018 were $87.2 million compared with $87.6 million in the prior year.

-
Investment advisory fees rose to $77.3 million in the second quarter of 2018 from $76.6 million in the second quarter of 2017.  Revenues from our open-end and closed-end funds were flat at $49.1 million, compared to $49.2 million in the year-ago quarter.  Institutional and Private Wealth Management generated $26.8 million of the revenues in 2018 compared to $26.4 million in 2017.  SICAV revenues grew to $1.5 million in the second quarter of 2018 from $1.0 million in the prior period.

-	Distribution fees from our open-end equity funds and other income were $9.9 million for the second quarter of 2018 versus $11.0 million in the prior-year quarter.

Financial Highlights
	Second Quarter				YTD
($'s in 000's except AUM and per share data)	2018		2017		2018		2017

AUM - average (in millions)	$40,613		$41,822		41,496		41,377
AUM - end of period (in millions)	40,671		41,681		$40,671		$41,681

Revenues	$87,193		$87,600		$174,690		$173,517

Operating income	41,373		39,660		82,629		82,103

Income before income taxes	42,386		37,448		77,587		77,568
Effective tax rate		25.5%		38.9%		24.2%		38.5%

Net income	31,582		22,894		58,843		47,714

Net income per fully diluted share	$1.10		$0.76		$2.04		$1.58

Weighted average diluted shares outstanding	28,819		31,100		28,867		31,130

Shares outstanding at June 30,	28,986		29,301		28,986		29,301

Operating Income
Operating income was $41.4 million in the second quarter of 2018 versus $39.7 million in the prior-year period.  Higher amortization of deferred compensation, a non-cash charge, impacted operating costs by an incremental $18.6 million.  The previously announced waiver of CEO compensation beginning March 1, 2018 boosted second quarter operating income by $17.2 million.  Additionally, during the second quarter of 2018, the CEO waived $6 million from one of the three deferred compensation agreements.  Excluding GAAP treatment of the deferral, but reflecting the lower compensation expense due to the waivers, adjusted operating income was $52.6 million in the second quarter of 2018 versus $32.3 million in the year-ago quarter.  See pages 10 and 11 for a reconciliation of GAAP operating income to this adjusted operating income.

Other income/(expense), net

Mark to market investment gains were $1.9 million in the second quarter of 2018 versus gains of $0.5 million in the prior year quarter.  Year-over-year interest expense was lower by $1.8 million.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended June 30, 2018 was 25.5% versus 38.9% for the quarter ended June 30, 2017.  This was primarily attributable to the provisions of the Tax Cuts and Jobs Act.

Shareholder Designated Charitable Contribution Program

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  The importance of the way we and others conduct business is a key facet to our principles.  As evidence of this, we have been involved in the field of responsible investing since 1987.  Along these lines, and consistent with the firm’s commitment to Environmental, Social & Governance (ESG) principles, we have always focused on corporate governance, transparency and evaluated corporate responsibility of corporate managements.  In our program of corporate giving, our shareholder designated charitable contributions program, GAMCO shareholders select which organizations will be recipients of charitable grants from the firm.  This year, the majority of our shareholders registered their shares and are eligible to select a charity to receive a $0.20 per share contribution approved by your Board.  With this year’s distribution, we will have donated more than $22 million to over 150 charities across the United States since the inception of our program in 2013.

Business Highlights

-	In May, the Gabelli Utility Trust completed a significantly over-subscribed rights offering raising $48.5 million.

-
We launched our fourth exchange traded managed fund, the Gabelli Pet Parents’TM Fund (the “Fund”).  The Fund will invest primarily in companies that actively participate in the companion animal food, therapeutics, diagnostics, product distribution and related services.

Balance Sheet

We ended the quarter with cash and investments of $75.5 million and gross debt of $122.2 million.  Gross debt includes the deferred compensation payable of $78.0 million, net of tax benefit.

The balance sheet only includes the $73.7 million of deferred compensation expensed to date.  The remaining $30.3 million from two of the deferral agreements will be recorded in the second half of 2018 and in 2019, ratably over the vesting periods, in accordance with GAAP.

On July 2, 2018, $28.3 million of the deferred compensation vested and was paid in cash.  We will recognize an income tax benefit of $7.1 million in 2018.

Returns to Shareholder

During the quarter ended June 30, 2018, we purchased 137,189 shares at an average price of $25.81 per share for a total investment of $3.5 million.  We also distributed $0.6 million in dividends.  Since our IPO in February 1999, we have returned $2.0 billion to shareholders consisting of $1.0 billion of spin-offs, $492.2 million in the form of dividends, and $460.0 million through stock buybacks of approximately 10.6 million shares.

On August 7, 2018, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on September 25, 2018 to its Class A and Class B shareholders of record on September 10, 2018.  The Board will revisit the dividend policy in November in light of the significantly improved financial condition of the Company.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages open-end funds and closed-end funds (Gabelli Funds, LLC) and private advisory accounts (GAMCO Asset Management Inc.).

The Company reported Assets Under Management as follows (in millions):

	June 30,	June 30,
	2018	2017
Equities:
Open-end Funds	$12,906	$13,574
Closed-end Funds	7,778	7,359
Institutional & PWM - direct (a)	11,982	13,437
Institutional & PWM - sub-advisory	5,459	5,048
SICAV (b)	559	421
Total Equities	38,684	39,839
Fixed Income:
100% U.S. Treasury Fund	1,961	1,813
Institutional & PWM	26	29
Total Fixed Income	1,987	1,842
Total Assets Under Management	$40,671	$41,681
(a) Includes $311 million and $300 million of 100% U.S. Treasury Fund AUM at
June 30, 2018 and June 30, 2017, respectively.
(b) Adjusted to include Merger Arbitrage assets of $371 million at June 30, 2017.

Table I: Fund Flows - 2nd Quarter 2018
				Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2018	(depreciation)	flows	reinvestments	2018
Equities:
Open-end Funds	$12,964	$331	$(381)	$(8)	$12,906
Closed-end Funds	7,768	201	(49)	(142)	7,778
Institutional & PWM - direct	12,392	113	(523)	-	11,982
Institutional & PWM - sub-advisory	5,251	226	(18)	-	5,459
SICAV	527	(11)	43	-	559
Total Equities	38,902	860	(928)	(150)	38,684
Fixed Income:
100% U.S. Treasury Fund	1,922	8	31	-	1,961
Institutional & PWM	30	-	(4)	-	26
Total Fixed Income	1,952	8	27	-	1,987
Total Assets Under Management	$40,854	$868	$(901)	$(150)	$40,671

Table II: Fund Flows - Year to date June 30, 2018
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	June 30,
	2017	(depreciation)	flows	reinvestments	2018
Equities:
Open-end Funds	$13,747	$23	$(847)	$(17)	$12,906
Closed-end Funds	8,053	17	(38)	(254)	7,778
Institutional & PWM - direct	13,420	(191)	(1,247)	-	11,982
Institutional & PWM - sub-advisory	5,432	68	(41)	-	5,459
SICAV	510	(15)	64	-	559
Total Equities	41,162	(98)	(2,109)	(271)	38,684
Fixed Income:
100% U.S. Treasury Fund	1,870	15	76	-	1,961
Institutional & PWM	31	-	(5)	-	26
Total Fixed Income	1,901	15	71	-	1,987
Total Assets Under Management	$43,063	$(83)	$(2,038)	$(271)	$40,671

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	June 30,
	2018	2017

Investment advisory and incentive fees	$77,334	$76,625
Distribution fees and other income	9,859	10,975
Total revenues	87,193	87,600

Compensation costs	28,952	29,437
Distribution costs	9,852	10,795
Other operating expenses	5,534	5,352
Total expenses	44,338	45,584

Operating income before management fee	42,855	42,016

Investment income	1,935	537
Interest expense	(922)	(2,749)
Other income/(expense), net	1,013	(2,212)

Income before management fee and income taxes	43,868	39,804
Management fee expense	1,482	2,356
Income before income taxes	42,386	37,448
Income tax expense	10,804	14,554
Net income attributable to GAMCO Investors, Inc.	$31,582	$22,894

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.10	$0.79

Diluted	$1.10	$0.76

Weighted average shares outstanding:
Basic	28,777	28,896

Diluted	28,819	31,100

Actual shares outstanding (a)	28,986	29,301

Notes:
(a) Includes 268,500 and 420,240 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 8.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended
	June 30,
	2018	2017

Investment advisory and incentive fees	$154,682	$151,614
Distribution fees and other income	20,008	21,903
Total revenues	174,690	173,517

Compensation costs	54,902	54,715
Distribution costs	20,056	21,708
Other operating expenses	10,987	10,471
Total expenses	85,945	86,894

Operating income before management fee	88,745	86,623

Investment income	(2,920)	1,046
Interest expense	(2,122)	(5,581)
Other expense, net	(5,042)	(4,535)

Income before management fee and income taxes	83,703	82,088
Management fee expense	6,116	4,520
Income before income taxes	77,587	77,568
Income tax expense	18,744	29,854
Net income attributable to GAMCO Investors, Inc.	$58,843	$47,714

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.04	$1.65

Diluted	$2.04	$1.58

Weighted average shares outstanding:
Basic	28,846	28,933

Diluted	28,867	31,130

Actual shares outstanding (a)	28,986	29,301

Notes:
(a) Includes 268,500 and 420,240 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 8.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2018			2017
	1st	2nd		1st	2nd	3rd	4th
	Quarter	Quarter	Full Year	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$87,497	$87,193	$174,690	$85,917	$87,600	$88,341	$98,666	$360,524

Expenses	41,607	44,338	85,945	41,310	45,584	60,013	54,931	201,838

Operating income before
management fee	45,890	42,855	88,745	44,607	42,016	28,328	43,735	158,686

Investment income	(4,855)	1,935	(2,920)	509	537	(271)	(2,747)	(1,972)
Interest expense	(1,200)	(922)	(2,122)	(2,832)	(2,749)	(2,688)	(1,891)	(10,160)
Other income/(expense), net	(6,055)	1,013	(5,042)	(2,323)	(2,212)	(2,959)	(4,638)	(12,132)

Income before management
fee and income taxes	39,835	43,868	83,703	42,284	39,804	25,369	39,097	146,554
Management fee expense	4,634	1,482	6,116	2,164	2,356	4,935	4,211	13,666
Income before income taxes	35,201	42,386	77,587	40,120	37,448	20,434	34,886	132,888
Income tax expense	7,940	10,804	18,744	15,300	14,554	3,834	21,391	55,079
Net income attributable to
GAMCO Investors, Inc.	$27,261	$31,582	$58,843	$24,820	$22,894	$16,600	$13,495	$77,809

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.94	$1.10	$2.04	$0.86	$0.79	$0.57	$0.46	$2.68

Diluted	$0.94	$1.10	$2.04	$0.82	$0.76	$0.55	$0.46	$2.60

Weighted average shares outstanding:
Basic	28,916	28,777	28,846	28,970	28,896	28,926	29,103	28,980

Diluted	28,916	28,819	28,867	31,160	31,100	31,173	30,336	30,947

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	45,890	42,855	88,745	44,607	42,016	28,328	43,735	158,686
Deduct: management fee expense	4,634	1,482	6,116	2,164	2,356	4,935	4,211	13,666
Operating income	$41,256	$41,373	$82,629	$42,443	$39,660	$23,393	$39,524	$145,020

Operating margin before
management fee	52.4%	49.1%	50.8%	51.9%	48.0%	32.1%	44.3%	44.0%
Operating margin after
management fee	47.2%	47.4%	47.3%	49.4%	45.3%	26.5%	40.1%	40.2%

Notes on Non-GAAP Financial Measures:
Operating income before management fee is used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2018	2017	2017

ASSETS

Cash and cash equivalents	$41,488	$17,821	$90,405
Investments	33,955	36,790	35,225
Receivable from brokers	2,993	1,578	843
Other receivables	34,273	45,621	33,707
Deferred tax asset and income tax receivable	17,177	15,615	19,361
Other assets	10,275	10,861	11,390

Total assets	$140,161	$128,286	$190,931

LIABILITIES AND EQUITY

Payable to brokers	$6,329	$14,926	$4,670
Income taxes payable and deferred tax liabilities	3,242	3,128	3,486
Compensation payable (a)	97,626	82,907	53,642
Accrued expenses and other liabilities	33,677	34,454	36,186
Sub-total	140,874	135,415	97,984

5.875% Senior notes (due June 1, 2021)	24,156	24,144	24,132
4.5% Convertible note (due August 15, 2021)	-	-	109,853
4% PIK note (due November 30, 2020)	20,000	50,000	80,000
1.6% AC Note (due February 28, 2018)	-	15,000	-
Total debt	44,156	89,144	213,985
Total liabilities	185,030	224,559	311,969

GAMCO Investors, Inc.'s stockholders' deficit	(44,869)	(96,273)	(121,038)

Total liabilities and equity	$140,161	$128,286	$190,931

(a) Excludes $30.3 million, $59.0 million and $67.5 million of DCCA expense that is not yet recorded under GAAP as of
June 30, 2018, December 31, 2017 and June 30, 2017, respectively.

Non-GAAP information and reconciliation:

GAMCO’s non-GAAP measures include adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share.  GAMCO’s calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation.  As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods to understand operating performance without regard to items that we do not consider to be a component of our core operating performance.  Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes.  For these reasons we believe these non-GAAP measures are useful for our investors.

Adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share can be used by investors to review our results on a consistent basis.  Examples of adjustments to these measures include the GAAP impact of the 2016 Deferred Cash Compensation Agreement (“DCCA”), First Half 2017 DCCA, and the Fourth Quarter 2017 DCCA that were put in place to enable the Company to more quickly pay down its debt.

The following tables reconcile adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per share to their closest GAAP equivalent:

	For the three months ended June 30, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$87,193	$-	$-	$-	$87,193

Compensation costs	28,952	(2,289)	(2,107)	(5,355)	19,201
Distribution costs	9,852	-	-	-	9,852
Other operating expenses	5,534	-	-	-	5,534
Total expenses	44,338	(2,289)	(2,107)	(5,355)	34,587

Operating income before management fee	42,855	2,289	2,107	5,355	52,606

Other income/(expense), net	1,013	-	-	-	1,013

Income before management fee and income taxes	43,868	2,289	2,107	5,355	53,619
Management fee expense	1,482	(419)	(33)	(1,030)	-
Income before income taxes	42,386	2,708	2,140	6,385	53,619
Income tax expense	10,804	677	535	1,596	13,612
Net income attributable to GAMCO Investors, Inc.	$31,582	$2,031	$1,605	$4,789	$40,007

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.10	$0.07	$0.06	$0.17	$1.39
Diluted	$1.10	$0.07	$0.06	$0.17	$1.39

Reconciliation of non-GAAP financial measures to GAAP:

Operating income before management fee	$42,855	$2,289	$2,107	$5,355	$52,606
Deduct: management fee expense	(1,482)	419	33	1,030	-
Operating income	$41,373	$2,708	$2,140	$6,385	$52,606

	For the three months ended June 30, 2017

	Reported	Impact of	Impact of
	GAAP	2017 DCCA	2016 DCCA	Non-GAAP

Total revenues	$87,600	$-	$-	$87,600

Compensation costs	29,437	9,666	(3,260)	35,843
Distribution costs	10,795	-	-	10,795
Other operating expenses	5,352	-	-	5,352
Total expenses	45,584	9,666	(3,260)	51,990

Operating income before management fee	42,016	(9,666)	3,260	35,610

Other expense, net	(2,212)	-	-	(2,212)

Income before management fee and income taxes	39,804	(9,666)	3,260	33,398
Management fee expense	2,356	1,688	(704)	3,340
Income before income taxes	37,448	(11,354)	3,964	30,058
Income tax expense	14,554	(4,413)	1,541	11,682
Net income attributable to GAMCO Investors, Inc.	$22,894	$(6,941)	$2,423	$18,376

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.79	$(0.24)	$0.08	$0.64
Diluted	$0.76	$(0.22)	$0.08	$0.61

Reconciliation of non-GAAP financial measures to GAAP:

Operating income before management fee	$42,016	$(9,666)	$3,260	$35,610
Deduct: management fee expense	(2,356)	(1,688)	704	(3,340)
Operating income	$39,660	$(11,354)	$3,964	$32,270

	For the six months ended June 30, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Non-GAAP

Total revenues	$174,690	$-	$-	$-	$174,690

Compensation costs	54,902	(3,680)	(1,894)	(2,339)	46,989
Distribution costs	20,056	-	-	-	20,056
Other operating expenses	10,987	-	-	-	10,987
Total expenses	85,945	(3,680)	(1,894)	(2,339)	78,032

Operating income before management fee	88,745	3,680	1,894	2,339	96,658

Other expense, net	(5,042)	-	-	-	(5,042)

Income before management fee and income taxes	83,703	3,680	1,894	2,339	91,616
Management fee expense	6,116	(838)	(1,401)	(2,060)	1,817
Income before income taxes	77,587	4,518	3,295	4,399	89,799
Income tax expense	18,744	1,130	824	1,099	21,797
Net income attributable to GAMCO Investors, Inc.	$58,843	$3,388	$2,471	$3,300	$68,002

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.04	$0.12	$0.09	$0.11	$2.36
Diluted	$2.04	$0.12	$0.09	$0.11	$2.36

	For the six months ended June 30, 2017

	Reported	Impact of	Impact of
	GAAP	2017 DCCA	2016 DCCA	Non-GAAP

Total revenues	$173,517	$-	$-	$173,517

Compensation costs	54,715	19,206	(5,759)	68,162
Distribution costs	21,708	-	-	21,708
Other operating expenses	10,471	-	-	10,471
Total expenses	86,894	19,206	(5,759)	100,341

Operating income before management fee	86,623	(19,206)	5,759	73,176

Other expense, net	(4,535)	-	-	(4,535)

Income before management fee and income taxes	82,088	(19,206)	5,759	68,641
Management fee expense	4,520	3,552	(1,484)	6,588
Income before income taxes	77,568	(22,758)	7,243	62,053
Income tax expense	29,854	(8,761)	2,791	23,884
Net income attributable to GAMCO Investors, Inc.	$47,714	$(13,997)	$4,452	$38,169

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.65	$(0.48)	$0.15	$1.32
Diluted	$1.58	$(0.45)	$0.14	$1.27

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.